Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "NEXALIN TECHNOLOGY, INC.", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF NOVEMBER, A.D. 2021, AT 3:14 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

6403794 8100
SR# 20220359705

Authentication: 202569047
Date: 02-03-22

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:14 PM 11/17/2021
FILED 03:14 PM 11/17/2021
SR 20213826611 - File Number 6403794

STATE *of* DELAWARE
CERTIFICATE *of* INCORPORATION
A STOCK CORPORATION

The undersigned, in order to form a corporation under the General Corporation Law of the State of Delaware (the "*General Corporation Law*"), certifies as follows:

FIRST: The name of the corporation is: Nexalin Technology, Inc. (the "*Corporation*").

SECOND: The address of the Corporation's registered office in the State of Delaware is 1811 Silverside Road, Wilmington, DE 19810. The name of the registered agent at that address for purposes of service of process is USACORP DE INC.

THIRD: The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law other than a banking or trust business.

FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is 20,000,000 shares, par value of $0.001 per share, consisting of 20,000,000 shares of Common Stock, par value $0.001 per share. Common Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of stockholders of this Corporation.

FIFTH: The name and mailing address of the sole incorporator is: Kyle A. Taylor, Esq., c/o Warshaw Burstein, LLP, 575 Lexington Avenue, New York, New York 10022.

SIXTH: Members of the Board of Directors may be elected either by written ballot or by voice vote.

SEVENTH: The Board of Directors, from time to time (after adoption by the undersigned of the original By-Laws of the Corporation), may make, alter, or repeal the By-Laws of the Corporation; provided, that any By-Laws made, amended or repealed, by the Board of Directors may be amended or repealed, and any By-Laws may be made, by the stockholders of the Corporation.

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors (or any class of them) and/or between the Corporation and its stockholders (or any class of them), any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder

thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

NINTH: The Corporation, to the full extent permitted by Section 145 of the General Corporation Law, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto.

TENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the payment of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the General Corporation Law; or (iv) for any transaction from which the director derived an improper/personal benefit. If the General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, this Certificate has been signed on this November 15, 2021, and the signature of the undersigned constitutes the affirmation and acknowledgment of the undersigned, under penalties of perjury, that this Certificate is the act and deed of the undersigned and that the facts stated in this Certificate are true.

BY: /s/ Kyle A. Taylor, Esq.

NAME: Kyle A. Taylor, Esq., Incorporator

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NEXALIN TECHNOLOGY, INC.", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF NOVEMBER, A.D. 2021, AT 1:39 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

6403794 8100
SR# 20220359705

Authentication: 202569046
Date: 02-03-22

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:39 PM 11/29/2021
FILED 01:39 PM 11/29/2021
SR 20213911980 - File Number 6403794

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

Nexalin Technology, Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

The aggregate number of shares which the Corporation shall have the authority to issue is 100,000,000 shares, par value of $0.001 per share, consisting of 100,000,000 shares of Common Stock, par value $0.001 per share. Common Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of stockholders of this Corporation.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 29 day of November, 2021.

By: /s/ Mark White
Authorized Officer

Title: President

Name: Mark White
Print or Type

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"NEXALIN TECHNOLOGY, INC.", A NEVADA CORPORATION,

WITH AND INTO "NEXALIN TECHNOLOGY, INC." UNDER THE NAME OF "NEXALIN TECHNOLOGY, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE ON THE FIRST DAY OF DECEMBER, A.D. 2021, AT 2:09 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

SECRETARY'S OFFICE 1793 DELAWARE 1855

6403794 8100M
SR# 20220359705

Authentication: 202569045
Date: 02-03-22

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:09 PM 12/01/2021
FILED 02:09 PM 12/01/2021
SR 20213942180 - File Number 6403794

STATE OF DELAWARE CERTIFICATE OF MERGER OF FOREIGN CORPORATION INTO A DOMESTIC CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Nexalin Technology, Inc., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Nexalin Technology, Inc., a Nevada corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is Nexalin Technology, Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation, along with the Certificate of Amendment of Certificate of Incorporation effective as of November 29, 2021.

FIFTH: The authorized stock and par value of the non-Delaware corporation is the aggregate number of shares which the Corporation shall have the authority to issue is: 100,000,000 shares, par value of $.001 per share, consisting of 100,000,000 shares of Common Stock, par value $0.001 per share.

SIXTH: The merger is to become effective on December 1, 2021.

SEVENTH: The Agreement of Merger is on file at 1776 Yorktown, Suite 550 Houston, TX 77056, an office of the surviving corporation.

EIGHTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 1st day of December, A.D., 2021.

By: /s/ Mark White
Authorized Officer

Name: Mark White
Print or Type

Title: President